SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 18, 2005

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                                0-7246                                95-2636730

(State or Other Jurisdiction                                      (Commission                                                    (IRS Employer

of Incorporation)                                                       File Number)                                       Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

no change

(Former Name or Former Address, if Changed Since Last Report

Item 8.01.               Other events of importance to security holders.

                Petroleum Development Corporation Names Joseph C. Giampetroni to Senior Management Team. Mr. Giampetroni was employed by JP Morgan Securities, Inc. and it's predecessors for more than 20 years serving primarily as a client executive in corporate and investment banking.

EXHIBIT INDEX

                Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

The news releases are filed herewith as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date  May 18,  2005

By  /s/ Darwin L. Stump

        Darwin L. Stump

        Chief Financial Officer